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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549



                          FORM 8-K


                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934




                Date of Report:  May 2, 1996




             AMERICAN PRESIDENT COMPANIES, LTD.
   (Exact name of registrant as specified in its charter)



          Delaware                    1-8544                 94-2911022
(State or other jurisdiction of     (Commission        (I.R.S. Employer
incorporation or organization)      File Number)    Identification No.)




          1111 Broadway, Oakland, California  94607
     (Address of principal executive offices)  (Zip Code)



       Registrant's telephone number:  (510) 272-8000

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     AMERICAN PRESIDENT COMPANIES, LTD. AND SUBSIDIARIES




Item 2.   Acquisition or Disposition of Assets


      American President Companies, Ltd. (the "company"), APL Land Transport Services, Inc. ("APLLTS"), a wholly owned subsidiary of the company, and Hub Group, Inc. (OHubO) entered into an agreement dated as of May 2, 1996 to sell to Hub the rights to service certain domestic intermodal customers of APLLTS for approximately $8 million in cash and notes. The purchase price is subject to downward adjustment based upon the results of a financial audit being performed by the companyOs independent public accountants. Subject to such adjustment, if any, the company will realize a pretax gain of approximately $7 million. In addition, APLLTS and Hub entered into a 10-year agreement whereby APLLTS will provide stacktrain services to Hub. Revenues related to the servicing rights sold to Hub represented approximately 6% of the company's consolidated revenues in 1995.



Item 7.   Financial Statements and Exhibits

(b) (1)Pending the results of the audit referred to in Item 2 above, the company has not yet determined whether the servicing rights sold to Hub constitute a "business" that is "significant" with respect to the company within the meaning of Instruction 4 to Item 2 of Form 8K and Rule 11-01 of Regulation S-X. Pro forma financial information, if required, will be filed by amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date of this report.

(c)  Exhibits

Exhibit No.            Description of Document
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2.1  Purchase Agreement as of May 2, 1996, by and among Hub
     Group, Inc., American President Companies, Ltd. and APL
     Land Transport Services, Inc.*

*    Application to be filed with the Securities and Exchange
     Commission, pursuant to Exchange Act Rule 24b-2, for confidential treatment of certain portions of this exhibit.

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     AMERICAN PRESIDENT COMPANIES, LTD. AND SUBSIDIARIES






                         SIGNATURES



      Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            AMERICAN PRESIDENT COMPANIES, LTD.



Dated:  May 17, 1996                 By  /s/ Timothy J. Windle
                                             Timothy J. Windle
                                            Assistant Secretary